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                                                                   EXHIBIT 23.3



                 [LETTERHEAD OF LOVINS, CLARK & COMPANY, P.C.]

September 8, 1998

Mr. Tom Kuhn
Medirisk, Inc.
Two Piedmont Center, Suite 400
3565 Piedmont Road
Atlanta, Georgia 30305-1501

RE:  Successful Solutions, Inc.

Dear Tom:

We consent to the use of our audit report of Successful Solutions, Inc. for the years ended December 31, 1997 and 1996.

Sincerely,

/s/ David Lovins

Lovins, Clark & Company, P.C.

Vidalia, Georgia